UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 12, 2011

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2011, pursuant to its stockholder-approved stock option exchange offer, Scientific Games Corporation (the “Company”) accepted for exchange (and cancelled) options to purchase an aggregate of 4,918,791 shares of the Company’s common stock (representing 97% of the total number of options eligible for exchange in the exchange offer) and, in exchange therefor, granted a total of 663,173 restricted stock units (“RSUs”) under the Company’s 2003 Incentive Compensation Plan, as amended and restated (the “Plan”).  Under the terms of the exchange offer, eligible employees (including executive officers) and directors could exchange all (but not less than all) of their outstanding stock options with an exercise price greater than $11.99 that were granted before July 19, 2010, whether vested or unvested, for a lesser number of new RSUs based on the exchange ratios that were established in connection with the exchange offer.  The exchange ratio for a particular eligible option held by one of the Company’s directors (including the Chairman of the Board and Chief Executive Officer and the Company’s other two employee directors) valued such eligible option at 50% of the value ascribed to an identical eligible option held by an employee who is not a director.  The RSUs granted in connection with the exchange offer are scheduled to vest on the later of August 16, 2012 and the date on which the corresponding option would have vested.  A more complete description of the terms and conditions of the stock option exchange offer is set forth in the Tender Offer Statement on Schedule TO filed by the Company with the Securities and Exchange Commission on July 19, 2011, as amended on August 5, 2011 and August 16, 2011, and in the Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units dated July 19, 2011, as amended August 5, 2011, filed as an exhibit thereto.

In light of the shares that have been returned to the pool of available shares under the Plan as a result of the completion of the exchange offer, on August 18, 2011, the Company entered into an amendment to its employment agreement with A. Lorne Weil, the Company’s Chairman and Chief Executive Officer, to eliminate (1) the Company’s cash settlement obligation in respect of 200,000 stock options and 500,000 RSUs granted to Mr. Weil on December 2, 2010 that would have been triggered by the unavailability of shares under the Plan and (2) the non-exercisability and forfeiture provisions in respect of the 1,000,000 performance-conditioned stock options and the 1,000,000 performance-conditioned RSUs granted to Mr. Weil on December 2, 2010 that would have been triggered by the unavailability of shares under the Plan.

All other terms of Mr. Weil’s employment agreement relating to such equity awards (including the service and performance-based conditions to vesting, exercise and settlement thereof), as set forth in Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2011, are unchanged and remain in full force and effect.  The foregoing description of the amendment to the employment agreement with Mr. Weil is qualified in its entirety by the full text of the amendment, a copy of which is attached hereto as Exhibit 10.1.

On August 12, 2011, the Company entered into an amendment to the Separation Agreement, dated May 12, 2011 (the “Separation Agreement”), between the Company and Ira H. Raphaelson, the Company’s Vice President, General Counsel and Secretary.  The amendment provides that Mr. Raphaelson’s separation date will be November 1, 2011 and that he will cease serving as General Counsel no later than such date.

All other terms of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2011, are unchanged and remain in full force and effect.  The foregoing description of the amendment to the Separation Agreement is qualified in its entirety by the full text of the amendment, a copy of which is attached hereto as Exhibit 10.2.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of August 18, 2011, by and between A. Lorne Weil and Scientific Games Corporation.

10.2	Amendment to Separation Agreement, dated as of August 12, 2011, by and between Ira H. Raphaelson and Scientific Games Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ Jeffrey S. Lipkin
	Name:	Jeffrey S. Lipkin
	Title:	Senior Vice President and Chief Financial Officer

Date: August 18, 2011

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of August 18, 2011, by and between A. Lorne Weil and Scientific Games Corporation.

10.2	Amendment to Separation Agreement, dated as of August 12, 2011, by and between Ira H. Raphaelson and Scientific Games Corporation.